UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 9, 2004

LAMAR ADVERTISING COMPANY

(Exact Name of Registrant as Specified in Charter)

Delaware	0-30242	72-1449411
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5551 Corporate Blvd.
Baton, Rouge 70808
(Address of Principal Executive Offices) (Zip Code)

(225) 926-1000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
SIGNATURE

Item 1.01. Entry into a Material Definitive Agreement.

On December 9, 2004, the Board of Directors of Lamar Advertising Company (the “Company”) approved a new director compensation package for non-management directors. The compensation package will apply retroactively, effective October 1, 2004.

Non-management directors will receive an increase in their current annual fee of $18,000 to $36,000, paid monthly, and will continue to be reimbursed for travel expenses incurred to attend board meetings. In addition, the Chair of the Compensation Committee and the Nominating and Governance Committee (the same director currently serves as chair of both committees) will now receive a total annual fee of $4,500, paid quarterly. This was previously a non-compensated position. Also, each member of the Audit Committee will continue to receive a $9,000 annual fee, paid quarterly, and the Chair of the Audit Committee will continue to receive an additional $9,000 annual fee, paid quarterly. There were no changes to these fees.

At the discretion of our Compensation Committee, our independent, non-management directors may also receive option grants from time to time.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAMAR ADVERTISING COMPANY
(Registrant)
Date: December 15, 2004	By:	/s/ Keith Istre
		Name:	Keith Istre
		Title:	Chief Financial Officer